SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8- K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2009

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-52211	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah	84115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 263-0699

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are amending the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2009 to include more information on the option granted to Mr. Ed Ekstrom.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Appointment

On September 8, 2009, our board of directors appointed Mr. Ed Ekstrom to serve as a member of our board of directors and he shall serve in that capacity until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Prior Arrangements and Understandings

There were no arrangements or understandings between Mr. Ekstrom and any other persons pursuant to which such individual was selected as a director of our company.

Transactions with Related Persons

Mr. Ekstrom has not had any direct or indirect material interest in any transaction during the last two years, or in any proposed transaction, to which our company was or is to be a party.

Grant of Options

We granted to Mr. Ekstrom an option to purchase 220,000 shares of common stock at an exercise price of $5.05 upon his appointment to the board of directors on September 8, 2009.  The option vests according to the following schedule:

▪	73,333 on September 8, 2010;
▪	73,333 on September 8, 2011; and
▪	73,334 on September 8, 2012.

The option is exercisable when vested so long as Mr. Ekstrom remains a member of our board of directors.
Creation of Committees and Adoption of Charters

On September 8, 2009, the Board of Directors created and adopted charters for the Audit Committee, the Compensation and Stock Option Committee, and the Corporate Governance and Nominating Committee of our board of directors.  The charters are attached as Exhibits 99.1 – 99.3 and will be posted on the company’s website.

Committees Appointments

Mr. Larry Harmer has been named to the Audit Committee, Compensation and Stock Option Committee, and the Corporate Governance and Nominating Committee of our company’s board of directors. Mr. Harmer has been appointed as the chairperson of the Audit Committee by our board of directors.

Our board of directors has judged and affirmatively determined that Mr. Harmer: (1) meets the definition of an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and the rules and regulations promulgated by the Securities and Exchange Commission thereunder; (2) has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; (3) meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and Rule 5605(a)(2) of the Nasdaq Rules; (4) has not participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years; and (5) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Apart from the appointment of Mr. Harmer to the Audit Committee, Compensation and Stock Option Committee, the Corporate Governance and Nominating Committee, and as the chairperson of the Audit Committee, there are no other definitive arrangements that have been made regarding committees of our company to which Mr. Harmer is expected to be named.

In addition to the foregoing, Mr. Mr. Ekstrom and Mr. Shu Ueyama have been appointed to the Audit Committee, Compensation and Stock Option Committee, and the Corporate Governance and Nominating Committee of the board of directors.

Both Mr. Ekstrom and Mr. Ueyama (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and Rule 5605(a)(2) of the Nasdaq Rules; (2) have not participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

SECTION 8 – Other Events

8.01     Other Events

The information set forth above in Item 5.02 that would qualify as an “Other Event” is hereby incorporated into this Item 8.01.

We are in the process of applying for listing on the Nasdaq Capital Market.  On July 24, 2009, we received a list of requests from the examiner of the Listing Department at Nasdaq.  The foregoing actions to create committees and appoint independent directors have been taken in furtherance of our application and in response to the requests we received.  The application process is ongoing; however, we can provide no assurance that we will be listed on Nasdaq.

We issued a press release in connection with the appointment of Ed Ekstrom to our board of directors.  The press release is attached hereto as Exhibit 99.4.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

9.01     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Audit Committee Charter(1)
99.2	Compensation and Stock Option Committee Charter(1)
99.3	Corporate Governance and Nominating Committee Charter(1)
99.4	Press Release(1)

(1) Previously filed with the Securities and Exchange Commission on September 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

/s/ Brandon O'Brien
Brandon O’Brien
Chief Financial Officer

Date: September 11, 2009